As filed with the Securities and Exchange Commission

on December 11, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF

1933
________________________________________
CORE MOLDING TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)
________________________________________

Delaware
(State or Other Jurisdiction of
Incorporation or Organization)
31-1481870
(I.R.S. Employer
Identification Number)
800 Manor Park Drive
Columbus, Ohio 43228-0183
(614) 870-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)
________________________________________

David L. Duvall
President and Chief Executive Officer
800 Manor Park Drive
Columbus, Ohio 43228-0183
(614) 870-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,

of Agent for Service)
________________________________________

With copy to:

Donald W. Hughes, Esq.

Aaron A. Seamon, Esq.
Squire Patton Boggs (US) LLP
41 South High Street, Suite 2000
Columbus, Ohio 43215
Telephone: (614) 365-2700
________________________________________
Approximate date of commencement of proposed sale

to the public:

From time to time after this registration statement

becomes effective, as
determined by market conditions and other factors.
If the only securities being registered on this

Form are being offered pursuant to dividend or interest

reinvestment plans, please check the following

box:

If any of the securities being registered on this

Form are to be offered on a delayed or continuous

basis pursuant to Rule 415 under the Securities

Act of
1933, other than securities offered only in connection

with dividend or interest reinvestment plans,

check the following box:

If this Form is filed to register additional securities

for an offering pursuant to Rule 462(b) under the

Securities Act, please check the following

box and list
the Securities Act registration statement number

of the earlier effective registration statement

for the same offering.

If this Form is a post-effective amendment filed pursuant

to Rule 462(c) under the Securities Act, check

the following box and list the Securities Act
registration statement number of the earlier effective

registration statement for the same offering.

If this Form is a registration statement pursuant to

General Instruction I.D. or a post-effective amendment

thereto that shall become effective upon filing
with the Commission pursuant to Rule 462(e)

under the Securities Act, check the following

box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction

I.D. filed to register additional securities or
additional classes of securities pursuant to

Rule 413(b) under the Securities Act, check

the following box.

Indicate by check mark whether the registrant

is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an
emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth
company" in Rule 12b-2

of the Exchange Act.
Large accelerated filer

Accelerated filer

☐
Non-accelerated filer

(Do not check if a smaller reporting company)
Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition

period for comply with any new or
revised financial accounting standards provided

pursuant to Section 7(a)(2)(B) of Securities Act.

CALCULATION OF

REGISTRATION

FEE

Title of each class of securities

Proposed maximum Amount

of

to be registered

offering price (1)(2)

registration fee

Common Stock (3)
Preferred Stock (3)
Debt Securities (3)
Warrants
Depositary Shares
Rights
Units
Total

$50,000,000 (3)

$6,490.00

(1) Not

applicable pursuant to Form S-3 General Instruction II.D. An indeterminate aggregate initial offering
price or number of the securities of each identified class is being registered as may from time to time be
issued at indeterminate prices, with an aggregate initial offering price not to exceed $50,000,000. Separate
consideration may or may not be received for securities that are issuable on exercise, conversion or
exchange of other securities or that are issued in units or represented by depositary shares.

(2) There

are being registered hereunder such indeterminate number of shares of common stock and preferred
stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to
purchase common stock, preferred stock and/or debt securities, and such indeterminate number of units and
rights as may be sold by the registrant from time to time, which together shall have an aggregate initial
offering price not to exceed $50,000,000. If any debt securities are issued at an original issue discount, then
the offering price of such debt securities shall be in such

greater principal amount at maturity as shall result
in an aggregate offering price not to exceed $50,000,000,

less the aggregate dollar amount of all securities
previously issued hereunder.

Any securities registered hereunder may be sold separately or as units with the
other securities registered hereunder.

The proposed maximum offering price per unit will be

determined,
from time to time, by the registrant in connection with the issuance by the registrant of the securities
registered hereunder.

(3) Subject

to footnote (2), there are also being registered hereunder an indeterminate principal amount or
number of shares of debt securities, preferred stock or common stock that may be issued upon conversion
of, or in exchange for, debt securities or preferred

stock registered hereunder or upon exercise of warrants
or rights registered hereunder, as the case may be.

The registrant

hereby amends

this registration

statement on

such date

or dates

as
may be

necessary to delay

its effective

date until

the registrant

shall file

a further
amendment which specifically states that this

registration statement shall thereafter
become effective in accordance with

Section 8(a) of the Securities

Act of 1933 or until
the registration

statement shall

become effective

on such

date as

the Commission,
acting pursuant to said Section 8(a), may determine.

PROSPECTUS
CORE MOLDING TECHNOLOGIES, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Rights
Units
From time to time, we may offer up to $50,000,000

of any combination of the securities described in this prospectus, either individually or in units. We

may also offer common stock or preferred

stock upon conversion of debt
securities, common stock upon conversion of preferred stock,

common stock, preferred stock or debt securities upon
the exercise of warrants, or common stock, preferred stock or debt securities upon the exercise of rights to purchase
such securities. Such securities may be offered and sold

by us in one or more offerings with a total aggregate
principal amount or initial purchase price not to exceed $50,000,000.
This prospectus provides a general description of these securities.

We will provide specific

information and the
terms of the securities being offered in supplements to this prospectus. The supplements may also add, update or
change information in this prospectus. Please read this prospectus and any prospectus supplements carefully before
investing. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Our common stock is traded on NYSE American LLC under the symbol

“CMT.” On December 10,

2020, the last
reported sale price for our common stock on NYSE American LLC was $12.13 per share.
Our principal executive offices are located at 800

Manor Park Drive, Columbus, Ohio 43228-0183, and our
telephone number is (614) 870-5000.
We may offer

these securities directly to investors, through agents, underwriters or dealers, on a continuous or
delayed basis. See “Plan of Distribution.” Each prospectus supplement will provide the terms of the plan of
distribution relating to each series of securities.
Investing in our securities

involves risks that are described in our most recent

Annual Report on Form 10-K,
and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this
prospectus or any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved
of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is
a criminal offense.
The date of this prospectus is December 11,

2020.

ABOUT THIS PROSPECTUS

................................................................

................................................................

.... 1
RISK FACTORS

................................................................

................................................................

......................... 1
WHERE YOU CAN FIND MORE INFORMATION

................................................................

................................ 1
INCORPORATION

BY REFERENCE ................................................................

......................................................

1
SPECIAL NOTE ABOUT FORWARD

-LOOKING STATE

MENTS ........................................................................ 2
CORE MOLDING TECHNOLOGIES, INC ................................................................................................

............... 3
THE SECURITIES WE MAY

OFFER ................................................................................................

....................... 3
USE OF PROCEEDS ................................................................

................................................................

.................. 4
DESCRIPTION OF CAPITAL STOCK ................................

................................................................

..................... 4
DESCRIPTION OF DEBT SECURITIES ................................

................................................................

.................. 5
DESCRIPTION OF WARRA

NTS ................................................................................................

............................ 13
DESCRIPTION OF DEPOSITARY

SHARES ................................................................

.........................................

14
DESCRIPTION OF RIGHTS

................................................................

................................................................

.... 16
DESCRIPTION OF UNITS ................................

................................................................

......................................

17
PLAN OF DISTRIBUTION ................................................................................................

......................................

17
LEGAL MATTERS

................................................................

................................................................

.................. 19
EXPERTS ................................................................................................

................................................................

.. 19

________________________________________

You

should rely

only on

the information

incorporated by

reference or

provided in

this prospectus,

any prospectus
supplement and

the registration

statement. We

have not

authorized anyone

else to

provide you

with different
information. If anyone provides

you with different or

inconsistent information, you should

not rely on it. We

are not
making an offer

to sell these securities

in any state where

the offer or

sale is not permitted.

You

should assume that
the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our

business, financial condition, results of operations and prospects may have changed
since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or
SEC, using a “shelf” registration, or continuous offering,

process. Under this shelf registration process, we may,
from time to time, offer shares of our preferred stock,

either separately or represented by depositary shares, common stock, warrants or rights to purchase any of such securities, either individually or in units, and various series of debt
securities, in one or more offerings, up to a total dollar

amount of $50,000,000.
This prospectus provides you with a general description of the securities we may offer. The

specific terms of any
securities to be offered will be described in a prospectus

supplement. Any prospectus supplement and any related
free writing prospectus that we may authorize to be provided to you may also add, update or change information
contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any
inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC
includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You

should
read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with
additional information described under the heading “Where You

Can Find More Information.”
Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to
“we,” “us” and “our” refer to Core Molding Technologies,

Inc. and its subsidiaries.
RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our
securities, you should carefully consider the specific risk factors described in our Annual Report on Form 10-K for
the year ended December 31, 2019, our Quarterly Report on Form 10

-Q for the quarter ended September 30, 2020
and the risk factors discussed in the sections entitled “Risk Factors”

contained in any applicable prospectus
supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the
other information contained in this prospectus, or any applicable prospectus supplement. If any of the risks or
uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties
actually occur, our business, financial condition and

results of operations could be materially and adversely affected.
In that case, the trading price of our securities could decline and you might lose all or part of your investment.
WHERE YOU CAN FIND MORE INFORMATION
We are

a reporting company and file annual, quarterly and current reports,

proxy statements and other information
with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3, of which this prospectus
is a part, under the Securities Act of 1933, as amended (the “Securities

Act”), with respect to the securities offered
hereby. This prospectus does

not contain all of the information set forth in the registration statement or the exhibits
which are a part of the registration statement. You

may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington,

D.C.
20549. You

may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-
0330. Our filings with the SEC are also available to the public through the SEC’s Internet site

at
http://www.sec.gov.

INCORPORATION BY REFERENCE
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC,
which means that we can disclose important information to you by referring you to those documents rather than by
including them in this prospectus. Information that is incorporated by reference is considered to be part of this
prospectus and you should read it with the same care. Later information that we file with the SEC will automatically
update and supersede the information that is either contained herein or incorporated by reference herein, and will be
considered to be a part of this prospectus from the date such documents are filed. We

have filed with the SEC, and
incorporate by reference in this prospectus:
●

our Annual Report on Form 10-K for the year ended December

31, 2019, filed with the SEC on
March 13, 2020;

●

our Quarterly Report on Form 10-Q for the quarter ended March

31, 2020, filed with the SEC on
May 11, 2020;

●

our Quarterly Report on Form 10-Q for the quarter ended June 30,

2020, filed with the SEC on
August 10, 2020;

●

our Quarterly Report on Form 10-Q for the quarter ended September

30, 2020, filed with the SEC on
November 9, 2020;

●

our Current Reports on Form 8-K, filed with the SEC on January

3, 2020; January 10, 2020; January
30, 2020; March 9, 2020; March 13, 2020; April 22, 2020;

June 2, 2020; June 15, 2020; June 30, 2020;
September 24, 2020; and November 2, 2020; and

●

the description of our capital stock contained in our Form S-4,

filed with the SEC on November 8,
1996.

We also incorporate

by reference all additional documents that we file with the SEC under the terms of
Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange

Act of 1934, as amended (the “Exchange Act”), that
are made after the initial filing date of the registration statement of which this prospectus is a part and before the
termination of any offering of securities offered

by this prospectus. Any statement contained in this prospectus or in
a document incorporated in, or deemed to be incorporated

by reference to, this prospectus shall be deemed to be
modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus,
any accompanying prospectus supplement, or any other subsequently filed document which also is incorporated in,
or is deemed to be incorporated by reference to this prospectus modifies or supersedes such statement. Any such
statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of
this prospectus.
Upon your written or oral request of any or all of the documents incorporated by reference but not delivered with
this prospectus, we will send to you the copies you requested at no charge. However, we will

not send exhibits to
such documents, unless such exhibits are specifically incorporated by reference in such documents. You

should
direct requests for such copies to the Corporate Secretary,

Core Molding Technologies,

Inc., 800 Manor Park Drive,
Columbus, Ohio 43228-0183. Our telephone number is (614)

870-5000.
SPECIAL NOTE ABOUT FORWARD

-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference may contain “forward-looking statements”
within the meaning of Section 27A of the Securities Act and

Section 21E of the Exchange Act. As a general matter,
forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical
items and include statements of anticipated events or trends and expectations and beliefs relating to matters not
historical in nature. Such forward-looking statements involve known and unknown risks and are subject to
uncertainties and factors relating to Core Molding Technologies'

operations and business environment, all of which
are difficult to predict and many of which are beyond Core

Molding Technologies' control.

Words

such as “may,”
“will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,”

“continue,” “expect,” “intend,” “plans,”
“projects,” “believes,” “estimates,” “encouraged,” “confident”

and similar expressions are used to identify these
forward-looking statements. These uncertainties and factors could cause Core

Molding Technologies'

actual results
to differ materially from those matters expressed in or

implied by such forward-looking statements.

Except as
required by law, Core Molding

Technologies, Inc.

undertakes no obligation to update these forward looking
statements.

Core Molding Technologies

believes that the following factors, among others, could affect its future performance
and cause actual results to differ materially from those expressed or implied by forward-looking statements made in
this report: business conditions in the plastics, transportation, marine and commercial product industries (including
changes in demand for truck production); federal and state regulations

(including engine emission regulations);
general economic, social, regulatory (including foreign trade policy) and political environments in the countries in
which Core Molding Technologies

operates; the adverse impact of coronavirus (COVID-19) global pandemic on our business, results of operations, financial position, liquidity or cash flow,

as well as impact on customers and supply
chains; safety and security conditions in Mexico and Canada;

dependence upon certain major customers as the
primary source of Core Molding Technologies’

sales revenues; efforts of Core Molding Technologies

to expand its
customer base; the ability to develop new and innovative products and to diversify markets, materials and processes
and increase operational enhancements; the actions of competitors,

customers, and suppliers; failure of Core

Molding Technologies’

suppliers to perform their obligations; the availability of raw materials;

inflationary
pressures; new technologies; regulatory matters; labor relations; labor availability; the loss or inability of Core
Molding Technologies to

attract and retain key personnel; the Company's ability to successfully identify, evaluate
and manage potential acquisitions and to benefit from and properly integrate any completed acquisitions; federal,
state and local environmental laws and regulations; the availability of capital; the ability of Core Molding
Technologies to provide

on-time delivery to customers, which may require additional shipping expenses to ensure
on-time delivery or otherwise result in late fees and other customer charges; risk of cancellation or rescheduling of
orders; management’s decision to

pursue new products or businesses which involve additional costs,

risks or capital
expenditures; inadequate insurance coverage to protect against potential hazards; equipment and machinery failure;
product liability and warranty claims; and other risks identified from time to time in Core Molding Technologies’
other public documents on file with the Securities and Exchange Commission,

including those described under the
“Risk Factors” heading of any applicable prospectus supplement and under similar headings in our periodic reports
filed with the SEC, which are incorporated by reference in this prospectus.

CORE MOLDING TECHNOLOGIES, INC.
Core Molding Technologies

and its subsidiaries operate in the composites market as one operating segment as a
molder of thermoplastic and thermoset structural products. The

Company's operating segment consists of two
component reporting units, Core Traditional

and Horizon Plastics. The Company produces and sells molded
products for varied markets, including medium and heavy-duty trucks,

automobiles, marine, construction and other
commercial markets. The Company offers customers a wide

range of manufacturing processes to fit various
program volume and investment requirements. These processes include compression molding of sheet molding
compound ("SMC"), bulk molding compounds ("BMC"),

resin transfer molding ("RTM"),liquid

molding of
dicyclopentadiene ("DCPD"), spray-up and hand-lay-up, glass

mat thermoplastics ("GMT"), direct long-
fiberthermoplastics ("D-LFT") and structural foam and structural web injection molding ("SIM"). We

operate seven
production facilities in Columbus and Batavia, Ohio; Gaffney,

South Carolina; Winona, Minnesota; Matamoros

and
Escobedo, Mexico; and Cobourg, Ontario, Canada. Our principal executive offices are located at 800 Manor

Park
Drive, Columbus, Ohio 43228-0183, and our telephone number

is (614) 870-5000. Core Molding Technologies

has
a website located at http://www.coremt.com.

The information on this website is not a part of this prospectus.
THE SECURITIES WE MAY OFFER
We may offer

shares of common stock, preferred stock (either separately or represented by depositary shares),
warrants or rights to purchase any of such securities, either individually or in units, and various series of debt
securities, with a total value of up to $50,000,000 from time to time under this prospectus at prices and on terms to
be determined by market conditions at the time of any offering.

This prospectus provides you with a general
description of the securities we may offer.

Each time we offer a type or series of securities

under this prospectus, we
will provide a prospectus supplement that will describe the specific amounts,

prices and other important terms of the
securities, including, to the extent applicable:
●

designation or classification;

●

aggregate principal amount or aggregate offering price;

●

maturity, if applicable;

●

original issue discount, if any;

●

rates and times of payment of interest or dividends, if any;

●

redemption, conversion, exercise, exchange or sinking fund terms, if any;

●

ranking;

●

restrictive covenants, if any;

●

voting or other rights, if any;

●

conversion prices, if any; and

●

important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may
also add, update or change information contained in this prospectus or in documents we have incorporated by
reference. However, no prospectus supplement

or free writing prospectus will offer a security

that is not registered

and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus
is a part.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement,

we intend to use the net proceeds from the sale
of the securities offered in the prospectus and any prospectus supplement for general corporate purposes, which may
include additions to working capital, financing of capital expenditures,

research and development of new
technologies and strategic investment opportunities. We

expect from time to time to evaluate the acquisition of
businesses, products and technologies for which a portion of the net proceeds may be used. Pending such uses, we
may also invest the net proceeds in interest bearing securities.

We may borrow

additional funds from time to time
from public and private sources on both a long-term and short-term basis to fund our future capital and working
capital requirements in excess of internally generated funds.
DESCRIPTION OF CAPITAL STOCK
This section describes the general terms and provisions of the shares of our common stock, par value $0.01 per
share, and preferred stock, par value $0.01 per share. The summary is not complete and is qualified in its entirety by
reference to the description of our common stock incorporated by reference in this prospectus. We

have also filed
our certificate of incorporation and our bylaws, each as amended from time to time, as exhibits to the registration
statement, of which this prospectus is a part. You

should read our certificate of incorporation and our bylaws as amended for additional information before you buy any of our capital stock. See “Where You

Can Find More
Information.”
Common Stock
As of September 30, 2020, our authorized common stock was

20,000,000 shares, of which 8,496,655 shares were
issued and outstanding (which includes 524,782 shares of unvested restricted common stock). The holders of
common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. Subject to
preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares
of common stock are entitled to receive ratably any dividends out of assets legally available therefor as our board of
directors may from time to time determine. Upon liquidation, dissolution or winding up of our company, holders

of
our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation
preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or
conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the
common stock. All outstanding shares of common stock are fully paid and nonassessable.
Preferred Stock
As of September 30, 2020, our authorized preferred stock was 10,000,000 shares, of which none were issued and
outstanding.
We may issue preferred

stock from time to time in one or more series, the shares of each series to have such voting
powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional
or other special rights and qualifications, limitations or restrictions thereof as shall be stated and expressed in our
certificate of incorporation or in any amendment thereto or in the resolution or resolutions adopted by the board of
directors providing for the issue thereof.
The particular terms of any series of preferred stock will be described in a prospectus supplement. Any material U.S.
federal income tax consequences and other special considerations with respect to any preferred stock offered under
this prospectus will also be described in the applicable prospectus supplement.

Possible Anti-Takeover

Effects of Delaware Law and Relevant Provisions

of our
Charter Documents
Provisions of Delaware law and our certificate of incorporation and bylaws may make more difficult the acquisition
of the Company by tender offer,

a proxy contest or otherwise or the removal of our officers

and directors. For
example:
●

as discussed above, our certificate of incorporation permits our board of directors to issue a new series of
preferred stock with terms that may make an acquisition by a third person more difficult or less attractive;
●

our bylaws provide that special meetings of the stockholders may be called only (i) by the board of
directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire board of
directors or (ii) by the Secretary of the Company upon the written request of the holders of 20% or more of
the Company’s common stock;
●

our certificate of incorporation prohibits stockholder action by written consent;
●

with respect to business combinations, our certificate of incorporation proscribes that we shall not (i) merge
or consolidate with any one or more corporations, joint-stock associations or non-stock corporations (other
than in a merger not requiring any vote of stockholders of the

Company under the General Corporation
Law of the State of Delaware), (ii) sell, lease or exchange all or substantially all of our property and assets,
or (iii) adopt any plan or proposal for the liquidation or dissolution of the Company, unless

(a) the board of
directors shall, at a meeting duly called, adopt a resolution, by the affirmative vote of at least two-thirds
(2/3) of the entire board of directors, approving such action and (b)

such action shall be approved at a
meeting by the affirmative vote of the holders of 66

2/3% of the shares of capital stock.

Possible Anti-Takeover

Effects of our Rights Agreement
The Company declared a dividend of one preferred stock purchase right

(a “Right”) for each outstanding
share of common stock of $0.01 par value per share of the Company

(the “Common Stock”). The
dividend is payable to holders of record as of the close of business on

April 23, 2020. The specific terms
of the Rights are contained in the Rights Agreement, dated as of April 21,

2020 (the “Rights
Agreement”), by and between the Company and American Stock

Transfer & Trust Company, as Rights
Agent.

The Company authorized the Rights Agreement, which expires on April

20, 2021, to protect against any
potential future use of coercive or abusive takeover techniques and to help ensure that the Company’s
stockholders are not deprived of the opportunity to realize the full and fair value of their investment.

In
general terms, and subject to certain exceptions, the Rights Agreement restricts any person or group from
acquiring beneficial ownership of 15% or more of the outstanding

Common Stock, or, in the case of any
person or group that owns 15% or more of the outstanding Common

Stock on the date of announcement
of the Company’s entry into the Rights Agreement, an additional 0.5% of the shares of Common Stock.

Limitation of Liability and Indemnification
Delaware law permits, and our certificate of incorporation contains,

provisions eliminating a director’s personal
liability for monetary damages resulting from a breach of fiduciary duty,

except in certain circumstances involving
wrongful acts, such as (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)
liability under Section 174 of the Delaware General Corporation Law for

improper dividends, repurchases or
redemptions of stock or (iv) for any transaction from which the director derives an improper personal benefit. These
provisions do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an
injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions

will not alter a
director’s liability under federal securities law.

We have put in

place agreements with our directors and executive
officers containing provisions indemnifying our directors

and officers to the fullest extent permitted by Delaware

General Corporation Law. We

believe that these provisions will assist us in attracting and retaining qualified individuals to serve as our directors.
Transfer Agent
The transfer agent and registrar for our common stock is American

Stock Transfer & Trust

Company.
DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms of the debt securities.

We will file a prospectus

supplement that
may contain additional terms when we issue debt securities.

The terms presented here, together with the terms in a
related prospectus supplement, will be a description of the material terms of the debt securities. You

should also
read the indenture under which the debt securities are to be issued.

We have filed a

form of indenture governing
different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a
part. All capitalized terms have the meanings specified in the indenture.
We may issue, from time

to time, debt securities, in one or more series, that will consist of either our senior debt, our
senior subordinated debt or our subordinated debt. We

refer to the subordinated debt securities and the senior
subordinated debt securities together as the subordinated securities.

The debt securities we offer will be issued under
an indenture between us and an indenture trustee specified in any applicable prospectus supplement. Debt securities,
whether senior, senior subordinated or

subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the
registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus
supplement for the series may change and supplement the summary below.
General Terms

of the Indenture
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt
securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may
designate. We

may, without the consent of the holders

of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except
for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the
indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of
any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt

securities issued under the indenture as “discount securities,” which means they may be sold
at a discount below their stated principal amount. These debt securities,

as well as other debt securities that are not
issued at a discount, may be issued with “original issue discount,” or OID,

for U.S. federal income tax purposes
because of interest payment and other characteristics. Material

U.S. federal income tax considerations applicable to
debt securities issued with original issue discount will be described in more detail in any applicable prospectus
supplement.
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things,
the following terms of the offered debt

securities:
the title and authorized denominations of the series of debt securities;
any limit on the aggregate principal amount of the series of debt securities;
whether such debt securities will be issued in registered or unregistered form, or both, and whether such debt
securities will be issued with or without coupons;
whether issued in the form of one or more global securities and whether all or a portion of the principal amount of
the debt securities is represented thereby;
the price or prices at which the debt securities will be issued;
the date or dates on which principal is payable;
the place or places where and the manner in which principal,

premium or interest, if any, will

be payable and the
place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

interest rates, and the dates from which interest, if any,

will accrue, and the dates when interest is payable and the
maturity;
the right, if any, to extend

the interest payment periods and the duration of the extensions;
our rights or obligations to redeem or purchase the debt securities;
any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the
debt securities;
conversion or exchange provisions, if any,

including conversion or exchange prices or rates and adjustments thereto;
the currency or currencies of payment of principal or interest;
the terms applicable to any debt securities issued at a discount from their stated principal amount;
the terms, if any, under

which any debt securities will rank junior to any of our other debt;
whether and upon what terms the debt securities may be defeased,

if different from the provisions set forth in the
indenture;
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based
on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these
amounts are determined and the calculation agent, if any,

with respect thereto;
if other than the entire principal amount of the debt securities when issued,

the portion of the principal amount
payable upon acceleration of maturity as a result of a default on our obligations;
the events of default and covenants relating to the debt securities that are in addition to, modify or delete those
described in this prospectus;
the nature and terms of any security for any secured debt securities; and
any other specific terms of any debt securities.
The applicable prospectus supplement will present material U.S.

federal income tax considerations for holders of
any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or
quoted.
Senior Debt Securities
Payment of the principal of, premium and interest, if any,

on senior debt securities will rank on a parity with all of
our other unsecured and unsubordinated debt.
Senior Subordinated Debt Securities
Payment of the principal of, premium and interest, if any,

on senior subordinated debt securities will be junior in
right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and
any credit facility. We

will state in the applicable prospectus supplement relating to any senior subordinated debt
securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the
most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We

will
also state in such prospectus supplement limitations, if any,

on issuance of additional senior debt.
Subordinated Debt Securities
Payment of the principal of, premium and interest, if any,

on subordinated debt securities will be subordinated and
junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities
and senior subordinated debt securities. We

will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding
indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt
securities. We

will also state in such prospectus supplement limitations, if any,

on issuance of additional senior
indebtedness.

Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our
equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus
supplement. The terms will include, among others, the following:
●

the conversion or exchange price;
●

the conversion or exchange period;
●

provisions regarding the ability of us or the holder to convert or exchange the debt securities;
●

events requiring adjustment to the conversion or exchange price; and
●

provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Events of Default
The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:
●

failure to pay interest for 30 days after the date payment is due and payable;
●

failure to pay principal or premium, if any,

on any debt security when due, either at maturity,

upon any
redemption, by declaration or otherwise;
●

failure to make sinking fund payments when due;
●

failure to perform other covenants for 60 days after notice that performance was required;
●

events in bankruptcy, insolvency

or reorganization relating to us; or
●

any other Event of Default provided in the applicable officer’s certificate, resolution of our board of
directors or the supplemental indenture under which we issue a series of debt securities.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for
any other series of debt securities issued under the indenture.
If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the
trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of
such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such
series to be due and payable immediately; provided, however,

unless otherwise provided in the applicable
prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of
senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate
principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or,

if
any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in
the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal
ranking and not the holders of the debt securities of any one of such series of senior debt securities.
If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the
trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of
such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such
series to be due and payable immediately; provided, however,

unless otherwise provided in the applicable
prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of
subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate
principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or,
if any of such subordinated securities are discount securities,

such portion of the principal amount as may be
specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series
of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities.
The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of
equal ranking may, after satisfying

certain conditions, rescind and annul any of the above-described declarations and
consequences involving such series.
If an Event of Default relating to events in bankruptcy,

insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding,

and any accrued interest, will automatically
become due and payable immediately,

without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for
payment of overdue principal or interest, no holder of debt securities of any series may institute any action against
us under the indenture unless:
●

the holder has previously given to the trustee written notice of default and continuance of such default;
●

the holders of not less than a majority in principal amount of the outstanding debt securities of the
affected series of equal ranking have requested that the trustee institute the action;
●

the requesting holders have offered the trustee security or

indemnity satisfactory to the trustee against
the costs, expenses and liabilities which may be incurred by it in compliance with such request or
direction;
●

the trustee has not instituted the action within 60 days of the request;

and
●

the trustee has not received inconsistent direction by the holders of a majority in principal amount of
the outstanding debt securities of the affected series of equal ranking.
We will be required

to file annually with the trustee a certificate, signed by one of our officers,

stating whether or
not the officer knows of any default by us in the performance,

observance or fulfillment of any condition or
covenant of the indenture.
Registered Global Securities and Book Entry

System
The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one
or more fully registered global securities or in definitive form to each holder. We

will deposit any registered global
securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement
and registered in the name of such depositary or nominee. In such case,

we will issue one or more registered global
securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series
to be issued and represented by such registered global security or securities. This means that we will not issue
certificates to each holder.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered
global security may not be transferred except as a whole:
●

by the depositary for such registered global security to its nominee;
●

by a nominee of the depositary to the depositary or another nominee of the depositary; or
●

by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary
arrangement involving any portion of the series represented by a registered global security. We

anticipate that the
following provisions will apply to all depositary arrangements for registered debt securities:
●

ownership of beneficial interests in a registered global security will be limited to persons that have
accounts with the depositary for such registered global security,

these persons being referred to as
“participants,” or persons that may hold interests through participants;
●

upon the issuance of a registered global security,

the depositary for the registered global security will
credit, on its book-entry registration and transfer system, the participants’ accounts with the respective
principal amounts of the debt securities represented by the registered global security beneficially
owned by the participants;
●

any dealers, underwriters, or agents participating in the distribution of the debt securities represented
by a registered global security will designate the accounts to be credited; and
●

ownership of beneficial interest in such registered global security will be shown on, and the transfer of
such ownership interest will be effected only through, records maintained by the depositary for such
registered global security for interests of participants, and on the records of participants for interests of
persons holding through participants.
The laws of some states may require that specified purchasers of securities take physical delivery of the securities in
definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in
registered global securities.

So long as the depositary for a registered global security,

or its nominee, is the registered owner of such registered
global security, the depositary

or such nominee, as the case may be, will be considered the sole owner or holder of
the debt securities represented by the registered global security for all purposes under the indenture. Except as stated
below, owners of beneficial

interests in a registered global security:
●

will not be entitled to have the debt securities represented by a registered global security registered in
their names;
●

will not receive or be entitled to receive physical delivery of the debt securities in the definitive form;
and
●

will not be considered the owners or holders of the debt securities under the relevant indenture.
Accordingly, each person owning a

beneficial interest in a registered global security must rely on the procedures of
the depositary for the registered global security and, if the person is not a participant,

on the procedures of a
participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under

existing industry practices, if we request any action of holders or if an owner of a
beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or
take under the indenture, the depositary for the registered global security would authorize the participants holding
the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners
owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial
owners holding through them.
We will make payments

of principal and premium, if any,

and interest, if any, on

debt securities represented by a
registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as
the case may be, as the registered owners of the registered global security. None of us, the trustee or

any other agent
of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on
account of, beneficial ownership interests in the registered global security or for maintaining, supervising or
reviewing any records relating to the beneficial ownership interests.
We expect that the depositary

for any debt securities represented by a registered global security,

upon receipt of any
payments of principal and premium, if any,

and interest, if any, in

respect of the registered global security,

will
immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial
interests in the registered global security as shown on the records of the depositary. We

also expect that standing
customer instructions and customary practices will govern payments by participants to owners of beneficial interests
in the registered global security held through the participants, as is now the case with the securities held for the
accounts of customers registered in “street name.” We

also expect that any of these payments will be the
responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable
to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an
eligible successor depositary.

If we fail to appoint an eligible successor depositary within 90 days, we will issue the
debt securities in definitive form in exchange for the registered global security. In addition, we may at

any time and
in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered
global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of
the registered global securities representing the debt securities.

The trustee will register any debt securities issued in
definitive form in exchange for a registered global security in the name or names as the depositary,

based upon
instructions from its participants, shall instruct the trustee in writing.
We may also issue

bearer debt securities of a series in the form of one or more global securities, referred to as
“bearer global securities.” We

will deposit these securities with a common depositary or with a nominee for the
depositary identified in the prospectus supplement relating to the series.

The prospectus supplement relating to a
series of debt securities represented by a bearer global security will describe the applicable terms and procedures.
These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of
debt securities in definitive form in exchange for a bearer

global security, in proportion to

the series represented by a
bearer global security.
Discharge, Defeasance and Covenant Defeasance
We can discharge

or decrease our obligations under the indenture as stated below.

We may discharge

obligations to holders of any series of debt securities that have not already been delivered to the
trustee for cancellation and that have either become due and payable or are by their terms to become due and
payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably
depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough
to pay when due, whether at maturity,

upon redemption or otherwise, the principal of, premium and interest,

if any,
on the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement,

we may also discharge any and all of our
obligations to holders of any series of debt securities at any time,

which we refer to as defeasance. We

may also be
released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions
of the indenture, and we may omit to comply with those covenants without creating an event of default under the
trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance
only if, among other things:
●

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an
amount certified to be enough to pay at maturity,

or upon redemption, the principal, premium and
interest, if any, on all outstanding debt

securities of the series;
●

we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that
the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal
income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or
covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of
principal, premium and interest, if any,

payments on the series of debt securities; and
●

in the case of subordinated debt securities, no event or condition shall exist that, based on the
subordination provisions applicable to the series, would prevent us from making payments of principal
of, premium and interest, if any,

on any of the applicable subordinated debt securities at the date of the
irrevocable deposit referred to above or at any time during the period ending on the 91st day after the
deposit date.
In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service
issued, or a change in U.S. federal income tax law occurring,

after the date of the indenture, since such a result
would not occur under the U.S. federal income tax laws in effect on such date.
Although we may discharge or decrease our obligations

under the indenture as described in the two preceding
paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt
securities, to replace any temporary,

mutilated, destroyed, lost or stolen series of debt securities or to maintain an
office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the
holders of debt securities to:
●

secure any debt securities and provide the terms and conditions for the release or substitution of the
security;
●

evidence the assumption by a successor corporation of our obligations;
●

add covenants for the protection of the holders of debt securities;
●

add any additional events of default;
●

cure any ambiguity or correct any inconsistency or defect in the indenture;
●

add to, change or eliminate any of the provisions of the indenture in a manner that will become
effective only when there is no outstanding debt security which is entitled to the benefit of the
provision as to which the modification would apply;
●

establish the forms or terms of debt securities of any series;
●

eliminate any conflict between the terms of the indenture and the Trust

Indenture Act of 1939;
●

evidence and provide for the acceptance of appointment by a successor trustee and add to or change
any of the provisions of the indenture as is necessary for the administration of the trusts by more than
one trustee; and
●

make any other provisions with respect to matters or questions arising under the indenture that will not
be inconsistent with any provision of the indenture as long as the new provisions do not adversely

affect the interests of the holders of any outstanding debt

securities of any series created prior to the
modification.
The indenture also provides that we and the trustee may,

with the consent of the holders of not less than a majority
in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of
equal ranking, as the case may be, then outstanding and affected,

voting as one class, add any provisions to, or
change in any manner, eliminate or

modify in any way the provisions of, the indenture or modify in any manner the
rights of the holders of the debt securities. We

and the trustee may not, however, without

the consent of the holder of
each outstanding debt security affected thereby:
●

extend the final maturity of any debt security;
●

reduce the principal amount or premium, if any;
●

reduce the rate or extend the time of payment of interest;
●

reduce any amount payable on redemption or impair or affect

any right of redemption at the option of
the holder of the debt security;
●

change the currency in which the principal, premium or interest, if any,

is payable;
●

reduce the amount of the principal of any debt security issued with an original issue discount that is
payable upon acceleration or provable in bankruptcy;
●

alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;
●

impair the right to institute suit for the enforcement of any payment on any debt security when due;
●

if applicable, adversely affect the right of a holder to

convert or exchange a debt security; or
●

reduce the percentage of holders of debt securities of any series whose consent is required for any
modification of the indenture.
The indenture provides that the holders of not less than a majority in aggregate principal amount of the then
outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on
behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its
consequences under the indenture except:
●

a continuing default in the payment of interest on, premium, if any,

or principal of, any such debt
security held by a nonconsenting holder; or
●

a default in respect of a covenant or provision of the indenture that cannot be modified or amended
without the consent of the holder of each outstanding debt security of each series affected.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each for one or more series of
debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.
Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a
trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under
the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.
All payments of principal of, premium and interest, if any,

on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by
the trustee.
If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment
of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may
engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt
securities, however, it must eliminate the conflict

or resign as trustee.
The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal
ranking then outstanding will have the right to direct the time,

method and place of conducting any proceeding for
exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the
direction:
●

would not conflict with any rule of law or with the relevant indenture;

●

would not be unduly prejudicial to the rights of another holder of the debt securities; and
●

would not involve any trustee in personal liability.
The indenture provides that in case an Event of Default shall occur,

not be cured and be known to any trustee, the
trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the
exercise of the trustee’s power.

The trustee will be under no obligation to exercise any of its rights or powers under
the indenture at the request of any of the holders of the debt securities,

unless they shall have offered to the trustee
security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers

or Directors
The indenture provides that no incorporator and no past,

present or future stockholder, officer

or director of ours or
any successor corporation in their capacity as such shall have any individual liability for any of our obligations,
covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by,

and construed in accordance with, the laws of the State of
New York.
DESCRIPTION OF WARRANTS
We may issue warrants

for the purchase of common stock, preferred stock and/or debt securities in one or more
series. We may issue

warrants independently or together with common stock, preferred stock and/or debt securities,
and the warrants may be attached to or separate from these securities.

While the terms summarized below will apply
generally to any warrants that we may offer,

we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement
may differ from the terms described below.
We will file as exhibits

to the registration statement of which this prospectus is a part,

or will incorporate by
reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant
certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the
related series of warrants. The following summaries of material provisions of the warrants and the warrant
agreements are subject to, and qualified in their entirety by reference to,

all the provisions of the warrant agreement
and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We
urge you to read the applicable prospectus supplements

related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the
warrants.
We will describe in the

applicable prospectus supplement the terms of the series of warrants being offered,
including:
●

the offering price and aggregate number of warrants offered;
●

the currency for which the warrants may be purchased;
●

if applicable, the designation and terms of the securities with which the warrants are issued and the
number of warrants issued with each such security or each principal amount of such security;
●

if applicable, the date on and after which the warrants and the related securities will be separately
transferable;
●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable
upon exercise of one warrant and the price at, and currency in which,

this principal amount of debt
securities may be purchased upon such exercise;
●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common
stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the
price at which these shares may be purchased upon such exercise;
●

the effect of any merger,

consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
●

the terms of any rights to redeem or call the warrants;

●

any provisions for changes to or adjustments in the exercise price or number of securities issuable upon
exercise of the warrants;
●

the dates on which the right to exercise the warrants will commence and expire;
●

the manner in which the warrant agreements and warrants may b

e

modified;
●

a discussion of any material U.S. federal income tax consequences of holding or exercising the
warrants;
●

the terms of the securities issuable upon exercise of the warrants; and
●

any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus
supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants
may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the
applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will
become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to
be exercised together with specified information, and paying the required amount to the warrant agent in
immediately available funds, as provided in the applicable prospectus supplement. We

will set forth on the reverse
side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the
warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the
corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we
will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by
the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of
warrants. If we so indicate in the applicable prospectus supplement,

holders of the warrants may surrender securities
as all or part of the exercise price for warrants.
Unless we provide otherwise in the applicable prospectus supplement,

the warrants and warrant agreements will be
governed by and construed in accordance with the laws of the

State of New York.

DESCRIPTION OF DEPOSITARY SHARES
The following is a general description of the depositary shares that we may offer from time to time. The particular
terms of the depositary shares being offered and the extent

to which such general provisions may apply will be set
forth in the applicable prospectus supplement.
General
. We may issue receipts

for depositary shares, each of which will represent a fractional interest of a share of
a particular series of a class of our preferred stock. We

will deposit the shares of preferred stock of any series
represented by depositary shares with a depositary under a deposit agreement. We

will identify the depositary in a
prospectus supplement. Subject to the terms of the deposit agreement,

if you own a depositary share, you will be
entitled, in proportion to the fraction of the share of preferred stock represented by your depositary share, to all of
the rights and preferences to which you would be entitled if you owned the share of preferred stock represented by
your depositary share directly (including dividend, voting, redemption,

subscription and liquidation rights).
The depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement.
Immediately following the issuance and delivery of our preferred stock to the depositary, we will cause

the
depositary to issue, on our behalf, the depositary receipts. Upon request,

we will provide you with copies of the
applicable form of deposit agreement and depositary receipt.
Dividends and Other Provisions
. If you are a “record holder” (as defined below) of depositary receipts and we pay a
cash dividend or other cash distribution with respect to the preferred stock represented by your depositary share, the
depositary will distribute all cash dividends or other cash distributions it receives in respect of the preferred stock

represented by your depositary receipts in proportion to the numbers of depositary shares you owned on the record
date for that dividend or distribution.
If we make a distribution in a form other than cash, the depositary will distribute the property it receives to you and
all other record holders of depositary receipts in an equitable manner, unless the depositary determines that it is not
feasible to do so. If the depositary decides it cannot feasibly distribute the property, it may sell

the property and
distribute the net proceeds from the sale to you and the other record holders. The amount the depositary distributes
in any of the foregoing cases may be reduced by any amounts that we or the depositary is required to withhold on
account of taxes.
A “record holder” is a person who holds depositary receipts on the record date for any dividend, distribution or other
action. The record date for depositary shares will be the same as the record date for the preferred stock represented
by those depositary receipts.
Withdrawal of Preferred

Stock
. If you surrender your depositary receipts, the depositary will be required to deliver
certificates to you evidencing the number of shares of preferred stock represented by those receipts (but only in
whole shares). If you deliver depositary receipts representing a number of depositary shares that is greater than the
number of whole shares to be withdrawn, the depositary will deliver to you at the same time a new depositary
receipt evidencing the fractional shares.
Redemption of Depositary Shares
. If we redeem a series of shares of preferred stock represented by depositary
receipts, the depositary will redeem depositary shares from the proceeds it receives after redemption of the preferred
stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per
share payable with respect to that series of shares of preferred stock. If fewer than all the depositary shares are to be
redeemed, the depositary will select shares to be redeemed by lot,

pro rata or by any other equitable method it may
determine. After the date fixed for redemption, the depositary shares called for redemption will no longer be
outstanding. All rights of the holders of those depositary shares will cease,

except the right to receive the redemption
price that the holders of the depositary shares were entitled to receive upon redemption. Payments will be made
when holders surrender their depositary receipts to the depositary.
Voting

the Preferred Stock
. When the depositary receives notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail information contained in the notice to you as a record holder of
the depositary shares relating to the preferred stock. As a record holder of the depositary shares on the record date
(which will be the same date as the record date for the preferred stock), you will be entitled to instruct the depositary
as to how you would like your votes to be exercised. The depositary will endeavor, insofar as practicable,

to vote the
number of shares of preferred stock represented by your depositary shares in accordance with your instructions. We
will agree to take all reasonable action that the depositary may deem necessary to enable the depositary to do this. If
you do not send specific instructions the depositary will not vote the preferred stock represented by your depositary
shares.
Liquidation Preference
. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary,
you will be entitled, as a record holder of depositary shares, to the fraction of the liquidation preference accorded
each applicable share of preferred stock, as has been set forth in a prospectus supplement.
Amendment and Termination

of the Deposit Agreement
. We and the depositary

may amend the form of depositary
receipt and any provision of the deposit agreement at any time.

However, any amendment which materially

and
adversely alters your rights as a holder of depositary shares will not be effective unless the holders of at least a
majority of the depositary shares then outstanding approve the amendment.

The deposit agreement will only
terminate if:
●

we redeem all outstanding depositary shares; or
●

we make a final distribution in respect of the related preferred stock to which the depositary shares and
agreement relate, including in connection with any liquidation, dissolution or winding up and the
distribution has been distributed to the holders of depositary shares.
Resignation and Removal of Depositary
. The depositary may resign at any time by delivering notice to us of its
election to do so. Additionally,

we may remove the depositary at any time. Any resignation or removal will take
effect when we appoint a successor depositary and

the successor accepts the appointment. We

must appoint a
successor depositary within 60 days after delivery of the notice of resignation or removal. A successor depositary

must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of
at least $50 million.
Charges of Depositary
. We will pay all

transfer and other taxes and governmental charges arising

solely from the
existence of the depositary arrangements. We

will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of preferred stock by owners of
the depositary shares and any redemption of the preferred stock.

You

will pay other transfer and other taxes,
governmental charges and other charges expressly

provided for in the deposit agreement.
Miscellaneous
. The depositary will forward to you all reports and communications from us that we are required, or
otherwise determine, to furnish to the holders of the preferred stock.
Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s

gross
negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend
any legal proceeding in respect of any depositary shares or

preferred stock unless satisfactory indemnity is
furnished. We

and the depositary may rely upon written advice of counsel or accountants,

or upon information
provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed
to be competent and on documents believed to be genuine.
DESCRIPTION OF RIGHTS
We may issue rights to

purchase common stock, preferred stock, depositary shares or debt securities that we may
offer to our security holders. The rights may or may not

be transferable by the persons purchasing or receiving the
rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with
one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any
offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under

a
separate rights agent agreement to be entered into between us and a bank or trust company,

as rights agent, that we
will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with
the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights
certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering,
including, among other matters:
●

the date of determining the security holders entitled to the rights distribution;
●

the aggregate number of rights issued and the aggregate number of shares of common stock, preferred
stock or depositary shares or aggregate principal amount of debt securities purchasable upon exercise
of the rights;
●

the exercise price;
●

the conditions to completion of the rights offering;
●

the date on which the right to exercise the rights will commence and the date on which the rights will
expire; and
●

any applicable federal income tax considerations.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common
stock, preferred stock, depositary shares or debt securities at the exercise price set forth in the applicable prospectus
supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights
provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised
rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities
directly to persons other than our security holders, to or through agents,

underwriters or dealers or through a
combination of such methods, including pursuant to standby

arrangements, as described in the applicable prospectus
supplement.

DESCRIPTION OF UNITS
We may issue, in one

more series, units consisting of common stock, preferred stock, debt securities and/or warrants
for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in
such numerous distinct series as we determine. While the terms we have summarized below will apply generally to
any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more
detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may
differ from the terms described below.
We will file as exhibits

to the registration statement of which this prospectus is a part,

or will incorporate by
reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of
units we are offering, and any supplemental agreements,

before the issuance of the related series of units. The
following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by
reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular
series of units. We

urge you to read the applicable prospectus supplements

related to the particular series of units
that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit
agreement and any supplemental agreements that contain the terms of the units.
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus,
the holder of a unit will have the rights and obligations of a holder of each included security. The

unit agreement
under which a unit is issued may provide that the securities included in the unit may not be held or transferred
separately, at any time or

at any time before a specified date.
We will describe in the

applicable prospectus supplement the terms of the series of units being offered, including:
●

the designation and terms of the units and of the securities comprising the units, including whether and
under what circumstances those securities may be held or transferred separately;
●

any provisions of the governing unit agreement that differ from those described below; and
●

any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the
securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,”
“Description of Debt Securities” and “Description of Warrants”

will apply to each unit and to any common stock,
preferred stock, debt security or warrant included in each unit,

respectively.
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation
or relationship of agency or trust with any holder of any unit.

A single bank or trust company may act as unit agent
for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under
the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or
otherwise, or to make any demand upon us. Any holder of a

unit may, without the consent

of the related unit agent
or the holder of any other unit, enforce by appropriate

legal action its rights as holder under any security included in the unit.
We, and any unit agent

and any of their agents, may treat the registered holder of any unit certificate as an absolute
owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights
attaching to the units so requested, despite any notice to the contrary.
PLAN OF DISTRIBUTION
We may sell the securities

offered by this prospectus in any one or

more of the following ways from time to time:
●

directly to investors, including through a specific bidding, auction or other process;
●

to investors through agents;
●

directly to agents;
●

to or through brokers or dealers;
●

to the public through underwriting syndicates led by one or more managing underwriters;
●

to one or more underwriters acting alone for resale to investors or to the public; and
●

through a combination of any such methods of sale.

We may also sell

the securities offered by this prospectus in “at the market offerings”

within the meaning of Rule
415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or
otherwise;
The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and
will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
●

the name or names of any underwriters, dealers or agents;
●

the purchase price of the securities and the proceeds to us from the sale;
●

any over-allotment options under which underwriters may purchase additional securities from us;
●

any underwriting discounts and other items constituting compensation to underwriters, dealers or
agents;
●

any public offering price;
●

any discounts or concessions allowed or reallowed or paid

to dealers; and
●

any securities exchange or market on which the securities offered in the prospectus supplement may be
listed.
Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with
the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm
commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or
prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the
applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts
or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities
are not subscribed for, we may then sell

the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed
securities to third parties.
In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received
compensation from us in the form of underwriting discounts

or commissions and also may receive commissions
from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through
dealers, and the dealers may receive compensation in the form of discounts,

concessions or commissions from the
underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the

applicable prospectus supplement information regarding any underwriting discounts or other
compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts,
concessions or commissions which underwriters allow to dealers.

Underwriters, dealers and agents participating in
the securities distribution may be deemed to be underwriters,

and any discounts and commissions they receive and
any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions
under the Securities Act. Underwriters and their controlling persons,

dealers and agents may be entitled, under
agreements entered into with us, to indemnification against and contribution toward specific civil liabilities,
including liabilities under the Securities Act.
In compliance with the guidelines of the Financial Industry Regulatory Authority,

or “FINRA,” the aggregate
maximum discount, commission or agency fees or other items constituting underwriting compensation to be
received by any FINRA member or independent broker

-dealer will not exceed 8% of any offering pursuant to this
prospectus and any applicable prospectus supplement or other offering materials, as the case may be.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a
FINRA member participating in the offering or affiliates

or associated persons of such FINRA member,

the offering
will be conducted in accordance with FINRA Rule 5121.
Unless otherwise specified in the related prospectus supplement,

each series of securities will be a new issue with no
established trading market, other than shares of common stock of the Company, which are

listed on NYSE
American LLC. Any common stock sold pursuant to a prospectus supplement will be listed on NYSE American
LLC, subject to official notice of issuance. We

may elect to list any series of debt securities or preferred stock, on an
exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the

securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time
without notice. No assurance can be given as to the liquidity of,

or the trading market for, any offered

securities.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These
transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.
Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase
in an offering. Stabilizing transactions consist of bids or

purchases made for the purpose of preventing or retarding a
decline in the market price of the securities while an offering is in progress. The underwriters also may impose a
penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting
discount received by it because the underwriters have repurchased securities sold by or for the account of that
underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain
or otherwise affect the market price of the securities. As a result,

the price of the securities may be higher than the
price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by
the underwriters at any time. Underwriters may engage in overallotment.

If any underwriters create a short position
in the securities in an offering in which they sell more securities than are set forth on the cover page of the
applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the
open market.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have
engaged or engage in transactions with and perform services for,

us or our affiliates in the ordinary course of
business for which they may have received or receive customary fees and reimbursement of expenses.
LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Squire Patton Boggs (US)
LLP,

Columbus, Ohio.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the
year ended December 31, 2019 have been so incorporated

in reliance on the report of Crowe LLP,

independent
registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
Information Not Required In Prospectus
Item 14. Other Expenses of Issuance and Distribution.
The following is a statement of estimated expenses in connection with the issuance and distribution of the securities
being registered, other than underwriting discounts and commission.
Registration Fee $ 6,490.00
Transfer Agent, Depositary and Trustee’s

Fees
*
Printing Fees *
Legal Fees and Expenses *
Accounting Fees and Expenses
*

Miscellaneous
$ *

________________

* These expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person,
including an officer and director,

who was or is, or is threatened to be made, a party to any threatened, pending

or
completed action, suit or proceeding, whether civil, criminal,

administrative or investigative (other than an action by
or in the right of such cooperation), by reason of the fact that such person is or was a director, officer,

employee or
agent of such corporation, or is or was serving at the request of such corporation as a director, officer,

employee or
agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include
expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably
incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith
and in a manner such person reasonably believed to be in or

not opposed to the best interests of such corporation,
and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was
unlawful. A Delaware corporation may indemnify any person,

including an officer or director,

who was or is, or is
threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such
corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such
person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the
merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter
herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such
officer or director actually and reasonably incurred in connection therewith.
Article XI of the Registrant’s certificate

of incorporation exonerates the Registrant’s

directors from personal liability
for monetary damages for breach of the fiduciary duty of care as a director, except for any breach of the directors’
duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations
of law, for any improper

declaration of dividends or for any transaction from which the director derived an improper
personal benefit. Article XI does not eliminate a stockholder’s right to seek non-monetary,

equitable remedies, such
as an injunction or rescission, to redress an action taken by the directors.

However, as a practical matter,

equitable
remedies may not be available in all situations, and there may be instances in which no effective remedy is available.
The Registrant maintains directors’ and officers’ liability insurance policies. The registrant has entered into contracts
with its directors and executive officers providing for indemnification of the registrant’s officers

and directors to the
fullest extent permitted by applicable law.

Item 16. Exhibits.
Exhibit
No.

Description

1(a) Form of Underwriting Agreement relating to common stock.*
1(b) Form of Underwriting Agreement relating to preferred stock.*
1(c) Form of Underwriting Agreement relating to debt securities.*
3(a)(1)
Certificate of Incorporation of Core Molding Technologies,

Inc. as filed with the Secretary of State of Delaware
on October 8, 1996 (incorporated by reference to Exhibit 4(a)

to the Registrant’s Registration

Statement on
Form S-8 (Registration No. 333-29203)).
3(a)(2)
Certificate of Amendment of Certificate of Incorporation of

Core Molding Technologies,

Inc. as filed with the
Secretary of State of Delaware on November 6, 1996 (incorporated by reference to the Exhibit 4(b) to the
Registrant’s Registration Statement

on Form S-8 (Registration No. 333-29203)).
3(a)(3)
Certificate of Amendment of Certificate of Incorporation as

filed with the Secretary of State of Delaware on
August 28, 2002 (incorporated by reference to Exhibit 3(a)(4)

to the Registrant’s Quarterly Report

on Form 10-
Q for the quarter ended September 30, 2002).
3(a)(4)
3(a)(5)
Certificate of Designation, Preferences and Rights of Series A Junior

Participating Preferred Stock as filed with
the Secretary of State of Delaware on July 18, 2007 (incorporated by reference to Exhibit 3.1 to the Registrant’s
Current Report on Form 8-K filed July 19, 2007).
Certificate of Elimination of Series A Junior Participating Preferred

Stock, as filed with the Secretary of State of
the State of Delaware on April 2, 2015 (incorporated by reference to Exhibit 3(a)(5) to the Registrant’s

Current
Report on Form 8-K filed April 2, 2015).
3(b)
Amended and Restated By-Laws of Core Molding Technologies,

Inc. (incorporated by reference to Exhibit 3.1
to the Registrant’s Current Report

on Form 8-K filed January 4, 2008).
3(b)(1)
Amendment No. 1 to the Amended and Restated By-Laws of Core

Molding Technologies,

Inc. (incorporated by
reference to Exhibit 3.1 to the Registrant’s

Current Report on Form 8-K filed December 17, 2013).
3(c)
Certificate of Designation, Preferences and Rights of Series B

Junior Participating Preferred Stock (incorporated
by reference to Exhibit 3.1 to the Registrant’s

Current Report on Form 8-K filed April 22, 2020).

4(a)
Form of Indenture relating to debt securities.
4(b)
Form of supplemental indenture or other instrument establishing the issuance of one or more series of senior
debt securities or subordinated debt securities (including the form of such debt security). *
4(c)
Form of Warrant Agreement

and Warrant

Certificate.*
4(d) Form of Rights Agreement and Rights Certificate.*
4(e) Form of Unit Agreement.*
4(f) Form of Deposit Agreement. *
4(g) Certificate of Designation of Preferred Stock. *
4(h)
Stockholder Rights Agreement dated as of July 18, 2007,

between Core Molding Technologies,

Inc. and
American Stock Transfer & Trust

Company (incorporated by reference to Exhibit 4.1 to

the Registrant’s Current
Report Form 8-K filed July 19, 2007).
4(i)
Rights Agreement, dated as of April 21, 2020, by and between Core Molding

Technologies,

Inc. and American
Stock Transfer & Trust

Company, as Rights Agent (incorporated

by reference to Exhibit 4.1 to the Registrant’s
Current Report Form 8-K filed April 21, 2020).
5(a)
Opinion of Squire Patton Boggs (US) LLP
.
23(a)
Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5(a)).
23(b)
Consent of Crowe LLP.
24(a)
Power of Attorney.
25(a) Form T-1 Statement of Eligibility of the trustee for the debt securities.**

* To

be filed by amendment or pursuant to a report to be

filed pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

** To

be filed by amendment pursuant to Section 305(b)(2) of the Trust Indenture of Act of 1939,

if
applicable.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To

file, during

any period

in which

offers or

sales are

being made,

a post-
effective amendment to this registration statement:
(i) To include any prospectus

required by section

10(a)(3) of the

Securities
Act of 1933;
(ii) To

reflect in

the prospectus

any facts

or events

arising after

the
effective date of the registration statement (or the most recent post-
effective amendment

thereof) which,

individually or

in the

aggregate,
represent a fundamental

change in the

information set forth

in the
registration statement.

Notwithstanding the

foregoing, any

increase or
decrease in volume of securities offered (if

the total dollar value of
securities offered

would not

exceed that

which was registered)

and any
deviation from the

low or

high end

of the

estimated maximum offering
range may

be reflected

in the

form of

prospectus filed

with the
Commission pursuant to

Rule 424(b) if,

in the aggregate,

the changes in
volume and price represent no

more than a 20% change

in the maximum
aggregate offering price set forth in the “Calculation of Registration Fee”
table in the effective registration statement.
(iii) To

include any

material information

with respect

to the

plan of
distribution not previously

disclosed in the

registration statement or

any
material change to such information in the registration statement;
Provided, however, that:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration
statement is on Form S-8, and the information required to be included in a post-effective
amendment by those paragraphs is contained in reports filed

with or furnished to the
Commission by the registrant pursuant to section 13 or

section 15(d) of the Securities
Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in
the registration statement; and
(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the
registration statement is on Form S-3 or Form F-3 and the information required to be
included in a post-effective amendment by those paragraphs

is contained in reports filed
with or furnished to the Commission by the registrant pursuant to section

13 or section
15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the
registration statement, or is contained in a form of prospectus filed pursuant to Rule
424(b) that is part of the registration statement.
(C)
Provided further,

however
, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset

-backed securities on Form S-1 or
Form S-3, and the information required to be included in a post-effective amendment is
provided pursuant to Item 1100(c)

of Regulation AB.
(2) That, for the purpose

of determining any liability

under the Securities Act

of 1933 each
such post-effective amendment shall be

deemed to be a new

registration statement relating

to the securities

offered therein, and

the offering of

such securities at

that time shall

be
deemed to be the initial bona fide offering thereof.
(3) To

remove from

registration by

means of

a post-effective

amendment any

of the
securities being registered which remain unsold at the termination of the offering.
(4) That, for the

purpose of determining liability

under the Securities Act

of 1933 to any
purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)

shall be deemed to
be part of the registration statement as of the date the filed prospectus was deemed part of
and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2),

(b)(5), or (b)(7) as
part of a registration statement in reliance on Rule 430B

relating to an offering made
pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information
required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and
included in the registration statement as of the earlier of the date such form of prospectus
is first used after effectiveness or the date of the first

contract of sale of securities in the
offering described in the prospectus. As provided

in Rule 430B, for liability purposes of
the issuer and any person that is at that date an underwriter,

such date shall be deemed to
be a new effective date of the registration statement relating to the securities in the
registration statement to which that prospectus relates, and the offering of such securities
at that time shall be deemed to be the initial bona fide offering thereof.
Provided,
however
, that no statement made in a registration statement or

prospectus that is part of
the registration statement or made in a document incorporated or deemed incorporated by
reference into the registration statement or prospectus that is part of the registration
statement will, as to a purchaser with a time of contract of sale prior to such effective
date, supersede or modify any statement that was made in the registration statement or
prospectus that was part of the registration statement or made in any such document
immediately prior to such effective date; or
(ii) If the registrant

is subject to Rule

430C, each prospectus

filed pursuant
to Rule 424(b)

as part of

a registration statement

relating to an

offering,
other than

registration statements

relying on

Rule 430B

or other

than
prospectuses filed in reliance on Rule 430A,

shall be deemed to be part of
and included in the

registration statement as of

the date it is

first used after
effectiveness. Provided, however
, that no statement made in a

registration
statement or prospectus

that is part

of the registration statement

or made
in a document incorporated or deemed incorporated by reference into the
registration statement

or prospectus

that is

part of

the registration
statement will, as

to a

purchaser with a

time of contract

of sale prior

to
such first

use, supersede or

modify any statement

that was made

in the
registration statement or prospectus that was part

of the registration
statement or made

in any such

document immediately prior

to such date
of first use.
(5) That, for the purpose of determining liability of the registrant under the

Securities Act
of 1933 to any purchaser in the initial distribution of the securities:

The undersigned

registrant undertakes

that in

a primary

offering of

securities of

the
undersigned registrant pursuant to this registration statement, regardless of the underwriting method used

to sell the securities

to the purchaser, if

the securities are

offered
or sold to

such purchaser by means

of any of the

following communications, the
undersigned registrant will be

a seller to the

purchaser and will be

considered to offer

or
sell such securities to such purchaser:
(i) Any preliminary prospectus

or prospectus of the

undersigned registrant
relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on
behalf of

the undersigned registrant

or used

or referred to

by the
undersigned registrant;
(iii) The

portion of

any other

free writing

prospectus relating

to the
offering containing material information about the undersigned registrant or its securities provided

by or on

behalf of the

undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant’s

annual report pursuant to section 13(a) or section
15(d) of the Securities Exchange Act of 1934 (and, where applicable,

each filing of an employee benefit
plan’s annual report pursuant to

section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the
securities offered therein, and the offering of such

securities at that time shall be deemed to be the initial
bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the

Securities Act of 1933 may be permitted to
directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or
otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission
such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the
event that a claim for indemnification against such liabilities

(other than the payment by the registrant of
expenses incurred or paid by a director,

officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director,

officer or controlling person in
connection with the securities being registered, the registrant will, unless in the opinion of its counsel the
matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question
whether such indemnification by it is against public policy as expressed in the Act and will be governed by
the final adjudication of such issue.
(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the
eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in
accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the
Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended,

the Registrant certifies that it has reasonable
grounds to believe that it meets all of the requirements for filing on Form S

-3 and has duly caused this Registration
Statement on Form S-3 to be signed on its behalf by the undersigned,

thereunto duly authorized in the city of
Columbus, State of Ohio, on December 11,

2020.
CORE MOLDING TECHNOLOGIES, INC.

By:

/s/ David L. Duvall

David L. Duvall
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended,

this Registration Statement on Form S-3 has
been signed on December 11, 2020

by the following persons in the capacities and on the dates indicated.

Signature Title
/s/ David L. Duvall
David L. Duvall
President, Chief Executive Officer and Director

/s/ John P.

Zimmer
John P.

Zimmer
Chief Financial Officer
*
Thomas R. Cellitti
Chairman of the Board of Directors
*
James Crowley
Director
*
Ralph O. Hellmold
Director
*
Matt Jauchius
Director

*
Sandra L. Kowaleski
Director
*
Andrew O. Smith
Director
By:

/s/ John P.

Zimmer
John P.

Zimmer
Attorney-in-Fact